Exhibit 16.2

                    Letter from Mark Bailey & Company, Ltd.




September 24, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioner:

We have read the statements made by the Company in Item 4.01 of its Current Report on Form 8-K dated September 24, 2008. We agree with the statements concerning our firm in such Current Report on Form 8-K. Furthermore, we understand this letter will be filed as an exhibit to such report.

Sincerely yours,



/s/ Mark Bailey and Company, Ltd.

Mark Bailey and Company, Ltd.
Reno, Nevada